    As filed with the Securities and Exchange Commission on February 9, 2001
                                                  Registration No. 333-76867
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  -----------

                           PERSISTENCE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                   94-3138935
 (State of incorporation)               (I.R.S. Employer Identification No.)

                           1720 SOUTH AMPHLETT BLVD.,
                                  THIRD FLOOR
                          SAN MATEO, CALIFORNIA 94402
                    (address of principal executive offices)

                                  -----------

                       1999 EMPLOYEE STOCK PURCHASE PLAN
                                1997 STOCK PLAN
                           (full title of the Plans)

                                  -----------

                              CHRISTOPHER T. KEENE
                            CHIEF EXECUTIVE OFFICER
                           PERSISTENCE SOFTWARE, INC.
                           1720 SOUTH AMPHLETT BLVD.
                                  THIRD FLOOR
                          SAN MATEO, CALIFORNIA 94402
                                 (650) 372-3600
(Name, address and telephone number, including area code, of agent for service)

                                  -----------

                                    Copy to:

                                  Laurel Finch
                               Venture Law Group
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

The Registrant hereby withdraws from registration 51,213 shares of its Common Stock out of a total of 5,392,697 shares of its Common Stock previously registered pursuant to this Registration Statement (No. 333-76867). The purpose of this amendment is to correct the total number of shares being registered, which was mistakenly overstated in the previously filed Registration Statement.

================================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, PERSISTENCE SOFTWARE, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 9 day of February, 2001.

                                   PERSISTENCE SOFTWARE, INC.


                                   By:   /s/ CHRISTINE RUSSELL
                                       ----------------------------
                                         Christine Russell
                                         Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                         TITLE                      DATE
/s/ CHRISTOPHER T. KEENE*         Chief Executive Officer       February 9, 2001
---------------------------       (Principal Executive
    Christopher T. Keene          Officer)


/s/ CHRISTINE RUSSELL             Chief Financial Officer       February 9, 2001
---------------------------       (Principal Financial and
    Christine Russell             Accounting Officer)


/s/ GREGORY ENNIS*                Director                      February 9, 2001
---------------------------
    Gregory Ennis


/s/ JACK L. HANCOCK*              Director                      February 9, 2001
---------------------------
    Jack L. Hancock


/s/ MERRITT LUTZ*                 Director                      February 9, 2001
---------------------------
    Merritt Lutz


/s/ JOSEPH P. ROEBUCK*            Director                      February 9, 2001
---------------------------
    Joseph P. Roebuck


/s/ SANJAY VASWANI*               Director                      February 9, 2001
---------------------------
    Sanjay Vaswani


/s/ JEFFREY T. WEBBER*            Director                      February 9, 2001
---------------------------
    Jeffrey T. Webber


*By: /s/ CHRISTINE RUSSELL
---------------------------
         Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  5.1          Opinion of Venture Law Group, a Professional Corporation